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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTIONS 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       NOVEMBER 29, 2001    .
                                                     ---------------------------




                              MYKROLIS CORPORATION
             (Exact name of registrant as Specified in its Charter)


                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


       001-16611                                    04-3536767
(Commission File Number)               (I.R.S. Employer Identification No.)


   ONE PATRIOTS PARK, BEDFORD, MA                      01730
(Address of principal executive offices)             (Zip Code)



                                 (877) 695-7654
              (Registrant's telephone number, including area code)



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

     On November 29, 2001 Mykrolis Corporation executed a Common Stock Rights Agreement with Equiserve Trust Company, N.A., as Rights Agent. In addition on November 29, 2001 the Board of Directors of Mykrolis Corporation declared a dividend of one purchase right for each share of Mykrolis Corporation Common Stock outstanding. Each right entitles the holder to purchase one share of Mykrolis Corporation Common Stock at a price of $130.00. The Common Stock Rights Agreement was originally adopted by the Mykrolis Board of Directors in March of 2001, but implementation was delayed pending the completion of the initial public offering of Mykrolis' Common Stock. The record date for the dividend is December 31, 2001.

     On December 10, 2001 Mykrolis Corporation terminated discussions with Fleet National Bank and Fleet Securities, Inc., with respect to a short-term secured revolving credit facility to provide for borrowings of up to $20 million. We have decided that in light of our cash position, which showed a cash balance at September 30, 2001 of $81,106,000, our anticipated cash needs, and the credit facility terms that were available to us, the benefits achieved by entering into the credit facility would be outweighed by the costs involved and the impairment of our operational flexibility. We believe that for the next fourteen months our cash resources together with our anticipated cash flow from operations will be sufficient to satisfy our working capital, capital expenditure, and research and development requirements as well as to fund the previously announced restructuring programs undertaken in the first and third quarters of 2001. We expect that our cash flow needs beyond this fourteen month period will be satisfied through cash flow generated from operations together with short-term commercial borrowings or the issue of debt or additional equity securities. However, no commitments for any such borrowings or financings have been obtained and there can be no assurance that any such borrowings or financings will be available to us on favorable terms or at all.

                      FORWARD LOOKING STATEMENT DISCLAIMER

The matters discussed herein, as well as in future oral and written statements by management of Mykrolis Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. When used herein or in such statements, the words "anticipate", "believe", "estimate", "expect", "may", "will", "should" or the negative thereof and similar expressions as they relate to Mykrolis or its management are intended to identify such forward-looking statements. Potential risks and uncertainties that could affect Mykrolis' future operating results include: further deterioration in our revenues due to a prolonged downturn in the semiconductor industry; the loss of or reduction in orders from our key customers, who are likewise adversely impacted by the downturn in the semiconductor industry and which account for a large percentage of our sales; delays or disruptions in the transfer of the production of our products to different manufacturing facilities pursuant to the separation from Millipore Corporation; increased competition in our industry resulting in downward pressure on prices and reduced margins; increased costs associated with building out our business infrastructure in connection with our separation from Millipore Corporation; and those risks described under the heading "Risk Factors" in our Registration Statement on Form S-1 (Reg. No. 333-57182) which was declared effective on August 9, 2001, in our second and third quarter 10-Q Reports and in our other SEC filings.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The exhibits which are filed with this report are set forth in the Exhibit Index which appears at page 3 of this report.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MYKROLIS CORPORATION


Dated: December 10, 2001                By  /s/ Peter W. Walcott
                                            --------------------------
                                            Peter W. Walcott,
                                            Vice President & General Counsel


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                                 EXHIBIT INDEX


Exhibit
-------

   1 Common Stock Rights Agreement ("Rights Agreement") dated as of November 29, 2001, between the Company and Equiserve Trust Company, N.A., as Rights Agent.

   2 Form of Common Stock Purchase Right Certificate (attached as Annex I to the Rights Agreement) [Pursuant to the Rights Agreement, printed Common Stock Purchase Right Certificates will not be mailed until the Distribution Date (as that term is defined in the Rights Agreement).

   3 Summary of Common Stock Purchase Rights (attached as Annex II to the Rights Agreement).


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